UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): MARCH 15, 2006


                          M-GAB DEVELOPMENT CORPORATION
             (Exact name of registrant as specified in its charter)


               FLORIDA                O-49687             33-0961490
           (State or other          (Commission       (I.R.S. Employer
   jurisdiction of incorporation)   File Number)      Identification No.)


                               9900 RESEARCH DRIVE
                                IRVINE, CA 92618
               (Address of principal executive offices) (zip code)


                                 (949) 635-1240
              (Registrant's telephone number, including area code)


                        22342 AVENIDA EMPRESA, SUITE 220
                        RANCHO SANTA MARGARITA, CA 92688
         (Former name or former address, if changed since last report.)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

      On March 15, 2006, we entered into an Agreement and Plan of Merger (the "Agreement") with China Agro Sciences Corp., a Florida corporation ("China Agro") whereby, at the closing, China Agro will merge with DaLian Acquisition Corp, a Florida corporation that is our wholly-owned subsidiary. As a result of the merger, China Agro will become a wholly-owned subsidiary of M-GAB, and we will issue 13,349,488 shares of M-GAB common stock to the former owners of China Agro. At the same time, certain of the China Agro shareholders will acquire 5,500,000 M-GAB shares directly from our majority shareholder, director, and sole officer, Carl M. Berg, and his holding company. Following the closing, the China Agro shareholders will own 18,849,488 shares of our common stock, or 94.2% of our then-outstanding 20,000,000 shares. As a condition precedent to the closing, we are required to take certain steps that will require shareholder approval, including terminating our status as a Business Development Company under the Investment Company Act of 1940. We anticipate that a closing will take place in late April 2006.

EXHIBITS


      ITEM NO.         DESCRIPTION

      10.1             Agreement and Plan of Merger dated March 15, 2006





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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 16, 2006                       M-GAB Development Corporation,
                                             a Florida corporation


                                             /s/ Carl M. Berg
                                             -----------------------------------
                                             By:      Carl M. Berg
                                             Its:     President





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